UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2006

ASPEN TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Ten Canal Park, Cambridge MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 949-1000

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 20, 2006, Mr. Douglas A. Kingsley, who was designated by the holders of our Series D-1 convertible preferred stock to serve as one of our Class III directors, resigned from our board of directors.  Also on January 20, 2006, our Series D-1 holders appointed Christopher Pike as one of our Class III directors to fill the vacancy left by the resignation of Mr. Kingsley.  Our Series D-1 convertible preferred stock is held by limited partnerships managed by Advent International Corporation.

Since January 2003, Mr. Pike has been a partner of Advent International.  From February 1997 to January 2003, Mr. Pike was a principal of Advent International.  Prior to joining Advent International, Mr. Pike worked for Coopers & Lybrand LLP in the Business Assurance and Financial Advisory Services groups.  Mr. Pike is a director of GFI Group, Inc., an inter-dealer broker of over-the-counter derivative and cash products; Americus Dental Labs, Inc., a provider of dental laboratory services; and Long Term Care Group, Inc., a long term care insurance administrator.  Mr. Pike holds a Bachelor of Arts degree in Economics and Spanish from Amherst College.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: January 25, 2006	By:	/s/ FREDERIC G. HAMMOND
Frederic G. Hammond Senior Vice President and General Counsel